                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                           FOSTER WHEELER CORPORATION
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

          NEW YORK                                     13-1855904
  (STATE OR OTHER JURISDICTION                        (I.R.S. EMPLOYER
    OF INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)

  PERRYVILLE CORPORATE PARK                             08809-4000
  CLINTON, NEW JERSEY                                    (ZIP CODE)
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                           FOSTER WHEELER CORPORATION
                        THE DIRECTORS' STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                             THOMAS R. O'BRIEN, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            PERRYVILLE CORPORATE PARK
                         CLINTON, NEW JERSEY 08809-4000
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (908) 730-4020
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE

                                                                                                    PROPOSED
                                                                           PROPOSED                  MAXIMUM
                                                 AMOUNT                     MAXIMUM                 AGGREGATE           AMOUNT OF
                                                  TO BE               OFFERING PRICE PER            OFFERING          REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED         REGISTERED (1)                 SHARE*                   PRICE*                FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par
    value.........................          250,000 SHARES                  $36.625               $9,156,250              $2,774.62


         *ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE AND BASED UPON THE AVERAGE OF THE HIGH AND LOW PRICES OF THE COMMON STOCK ON THE NEW YORK STOCK EXCHANGE AS SHOWN ON THE COMPOSITE TAPE ON APRIL 22, 1997.


(1) PURSUANT TO RULE 416, THIS REGISTRATION STATEMENT ALSO COVERS SUCH ADDITIONAL SHARES AS MAY HEREAFTER BE OFFERED OR ISSUED TO PREVENT DILUTION RESULTING FROM STOCK SPLITS, STOCK DIVIDENDS OR SIMILAR TRANSACTIONS.

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                             EXHIBIT INDEX ON PAGE 5
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                                TABLE OF CONTENTS

                                                                          PAGE


Incorporation by Reference.................................................  1
Change of Name and Telephone Number of Agent for Service ..................  1
Purpose of this Filing.....................................................  1
Defined Terms..............................................................  1
Legal Matters..............................................................  1
Interests of Named Experts and Counsel ....................................  1
Indemnification............................................................  2

                               ------------------


                           INCORPORATION BY REFERENCE

         The Registration Statement filed on Form S-8 with the Securities and Exchange Commission on May 2, 1990, Registration No. 33-34694, is hereby incorporated by reference. That filing is hereinafter referred to as the "First Filing".

            CHANGE OF NAME AND TELEPHONE NUMBER OF AGENT FOR SERVICE

         It is noted that the name and telephone number of the person identified as agent for service on the face page of this Registration Statement is different than what was shown on the face page of the First Filing.

                             PURPOSE OF THIS FILING

         The First Filing is hereby being amended to increase the total amount of Foster Wheeler Corporation Common Stock on which options may be granted under the Plan from 150,000 shares to 400,000 shares, an increase of 250,000 shares of Foster Wheeler Corporation Common Stock.

                                  DEFINED TERMS

         Capitalized Terms not otherwise defined in this Registration Statement shall have the meanings ascribed to them in the First Filing.

                                  LEGAL MATTERS

         The legality of the 250,000 additional shares of Foster Wheeler Corporation Common Stock offered pursuant to the Plan has been passed upon for Foster Wheeler Corporation by Thomas R. O'Brien, Esq., Perryville Corporate Park, Clinton, New Jersey 08809-4000.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Thomas R. O'Brien is Senior Vice President and General Counsel of Foster Wheeler Corporation. As of March 31, 1997, Mr. O'Brien was the beneficial owner of 2,600 shares of Foster Wheeler Corporation Common Stock and held options to acquire 48,167 shares of Foster Wheeler Common Stock.



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
                                 INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, Foster Wheeler Corporation, certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Union, Hunterdon County, State of New Jersey on the 28th day of April, 1997.

                                  FOSTER WHEELER CORPORATION


                                  By: /S/ Richard J. Swift
                                      ----------------------------------------
                                       (RICHARD J. SWIFT, CHAIRMAN, PRESIDENT,
                                         CHIEF EXECUTIVE OFFICER AND DIRECTOR)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on April 28, 1997, in the capacities indicated.

       Signature                                      Title
       ---------                                      -----
      Richard J. Swift*                 Chairman, President, Chief Executive Officer and
--------------------------------        Director (Principal Executive Officer)
     (Richard J. Swift)

      David J. Roberts*                 Vice Chairman, Chief Financial Officer and Director
--------------------------------        (Principal Financial Officer)
     (David J. Roberts)

       George S. White*                 Vice President and Controller (Principal
--------------------------------        Accounting Officer)
       (George S. White)

      Eugene D. Atkinson*               Director
--------------------------------
      (Eugene D. Atkinson)

    Louis E. Azzato*                    Director
--------------------------------
       (Louis E. Azzato)

    David J. Farris*                    Director
--------------------------------
      (David J. Farris)

    E. James Ferland*                   Director
--------------------------------
       (E. James Ferland)

    Martha Clark Goss*                  Director
--------------------------------
       (Martha Clark Goss)

    John A. Hinds*                      Director
--------------------------------
      (John A. Hinds)

    Constance J. Horner*                Director
--------------------------------
       (Constance J. Horner)

    Joseph J. Melone*                   Director
--------------------------------
        (Joseph J. Melone)

    Frank E. Perkins*                   Director
--------------------------------
      (Frank E. Perkins)

    Charles Y. C. Tse*                  Director
--------------------------------
       (Charles Y. C. Tse)

     Robert Van Buren*                  Director
--------------------------------
        (Robert Van Buren)


         *Executed on behalf of the indicated Directors and Officers of the Registrant by Lisa Fries Gardner, duly appointed attorney-in-fact.

                           By: /S/ Lisa Fries Gardner
                               ----------------------
                              (Attorney-in-fact)


(Please see next page)                  3
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         The Power of Attorney authorizing LISA FRIES GARDNER, as well as
RICHARD J. SWIFT, and DAVID J. ROBERTS, and each of them, to sign this Registration Statement on behalf of the above-named Directors and Officers has been filed with the Securities and Exchange Commission as Exhibit 24 to this Registration Statement.




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                                    EXHIBITS

EXHIBITS                            DESCRIPTION                       PAGE
--------                            -----------                       ----
    5.............    Legal Opinion of Thomas R. O'Brien, Esq.           6

   23.............    Consent of Counsel - Contained in Exhibit 5      N/A

   24.............    Power of Attorney                                  8

   24.1 ..........    Certified Resolution                              10

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